Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275130) and Form S-8 (Nos. 333-172170, 333-172582, 333-172584, 333-181782, 333-205430, 333-258353, and 333-260806) of Kinder Morgan, Inc. of our report dated February 20, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 20, 2024